EXHIBIT 5

[Latham & Watkins Letterhead]

December 20, 2004

Aztar Corporation

2390 East Camelback Road, Suite 400

Phoenix, Arizona 85016

Re:	Registration Statement on Form S-8; 4,000,000
shares of Common Stock; 2004 Employee Stock
Option and Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to Aztar Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 4,000,000 shares of common stock, $0.01 par value per share (the “Shares”), under the 2004 Employee Stock Option and Incentive Plan (the “Plan”) and pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (a) assumed that proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares will be timely completed in the manner proposed, and (b) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

We are opining herein only as to the validity of the Shares under the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

Subject to the foregoing, it is our opinion that, as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP
Latham & Watkins LLP